Exhibit 99.1

Enerpac Tool Group Reports Third Quarter 2020 Results

Third Quarter of Fiscal 2020 Highlights*

  Third quarter fiscal 2020 results were heavily impacted by the global economic shutdown (late March, April and May) during the heart of the COVID-19 pandemic and were exacerbated by the oil and gas pricing shock.
  Liquidity remained intact, leverage (Net Debt to Adjusted EBITDA) at 1.8x, consistent with prior year, interest coverage ratio at 3.6x and available cash unchanged from the previous quarter.
  Completed the voluntary early redemption of the 5.625% Senior Notes due 2022, announced during the quarter on June 15, 2020, reducing annual interest expense by $10 million at current rates, resulting in a pro forma interest coverage ratio of 8.8x.
  Net sales from continuing operations were $102 million for the quarter. Core sales decreased 38% year-over-year, with product sales declining 35% and service sales declining 47%. The net year-over-year impact on net sales from acquisitions and divestitures/strategic exits was a reduction of 7% while foreign currency benefited sales 2%.
  GAAP operating margin from continuing operations was (2.0%) for the quarter versus 21.4% in the third quarter of fiscal 2019. Adjusted operating margin from continuing operations was 0.1% for the quarter ended May 31, 2020, compared to 15.9% for the quarter ended May 31, 2019.
  Adjusted EBITDA margin from continuing operations was 6.5% in the third quarter of fiscal 2020, compared to 18.8% in the comparable prior year period.
  GAAP loss per share from continuing operations was ($0.08) in the third quarter of fiscal 2020 versus diluted earnings per share from continuing operations (“EPS”) of $0.43 in the comparable period in fiscal 2019. Adjusted loss per share from continuing operations was ($0.06) in the third quarter of fiscal 2020 compared to adjusted diluted EPS of $0.29 in the third quarter of fiscal 2019.
  Fiscal 2020 guidance remains suspended due to market volatility and lack of visibility into the timing and extent of the recovery in the Company’s key markets.

  *This news release contains financial measures in accordance with US Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the GAAP to non-GAAP financial measures can be found in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--June 25, 2020--Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company”), today announced results for its fiscal 2020 third quarter ended May 31, 2020.

“The challenging and unprecedented macroeconomic environment caused by the COVID-19 pandemic significantly impacted our third quarter results. Consistent with sharp declines in order rates reported by other industrial companies in April, we saw order rate declines of 30-40% starting in late March through May. However, we remained focused on keeping our employees safe, serving our customers and preserving our ability to execute our strategy,” said Randy Baker, Enerpac Tool Group’s President and CEO.

Mr. Baker continued, “We took proactive steps to quickly address an abrupt and significant change in demand brought on by the pandemic. By adjusting our cost structure, we were able to achieve the low end of our target decremental margin range, preserve liquidity, and maintain a strong balance sheet. Our commitment to our strategy continues to pay off as we achieved a new product vitality in excess of 10% for the third quarter in a row. We believe the actions we have taken to date and our development of plans for a range of recovery scenarios position Enerpac Tool Group to excel as the market recovers from this global pandemic.”

Consolidated Results from Continuing Operations
(US$ in millions)
	Three Months Ended		Nine Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Net Sales	$101.9	$178.1	$381.9	$496.4
Net Income (Loss)	($4.9)	$26.9	$5.4	$11.2
Earnings (Loss) Per Share	($0.08)	$0.43	$0.09	$0.18
Adjusted Earnings (Loss) Per Share	($0.06)	$0.29	$0.15	$0.52
  Consolidated net sales from continuing operations for the third quarter were $101.9 million, compared to $178.1 million in the prior year third quarter. Core sales decreased 38% year-over-year, with product sales down 35% and service down 47%. The net impact of acquisitions and divestitures/strategic exits decreased net sales by an additional 7%, and the impact of foreign currency benefited sales 2%.
  Fiscal 2020 third quarter net loss from continuing operations and loss per share from continuing operations were ($4.9) million and ($0.08), respectively, compared to net income from continuing operations and EPS of $26.9 million and $0.43, respectively, in the third quarter of fiscal 2019. Fiscal 2020 third quarter net loss from continuing operations included:
    A net impairment and divestiture gain of $1.4 million ($1.0 million or $0.02 per share, after tax);
    Restructuring charges of $3.3 million ($2.2 million or $0.04 per share, after tax), primarily related to the restructuring plan announced in March 2020 to reduce redundant segment and corporate costs along with facility consolidations; and
    Purchase accounting charges of $0.2 million ($0.2 million after tax).
  Fiscal 2019 third quarter net income from continuing operations included an impairment benefit of $13.0 million ($13.0 million or $0.21 per share, after tax) related to the reversal of the held for sale treatment of the Cortland U.S. business, restructuring charges of $1.1 million ($0.8 million benefit or $0.01 per share, after tax) primarily related to IT&S restructuring, accelerated debt issuance costs of $0.5 million ($0.4 million or $0.01 per share, after tax) related to the modification of our revolving credit facilities, a depreciation/amortization true-up of $1.7 million ($1.3 million or $0.02 per share, after tax) resulting from Cortland assets being reclassified into assets held for use, and $3.1 million ($0.05 per share) of charges primarily related to U.S. tax reform.
  Excluding restructuring, impairment & divestiture charges and purchase accounting charges, adjusted loss per share from continuing operations was ($0.06) for the third quarter of fiscal 2020 compared to adjusted EPS of $0.29 in the comparable prior year period.
  Consolidated net sales for the nine months ended May 31, 2020 were $381.9 million, compared to $496.4 million in the prior year period. Core sales decreased 17% year-over-year, while the net impact of acquisitions and divestitures/strategic exits decreased net sales by 6% and the impact of foreign currency was minimal.
  Consolidated net income from continuing operations and EPS for the nine months ended May 31, 2020 were $5.4 million and $0.09, respectively, compared to net income from continuing operations and EPS of $11.2 million and $0.18, respectively, in the comparable prior year period.

Industrial Tools & Services
(US$ in millions)
	Three Months Ended		Nine Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Sales	$92.9	$166.7	$351.8	$464.9
Operating Profit	$7.6	$34.9	$54.3	$87.8
Adjusted Op Profit (1)	$8.2	$36.0	$55.1	$88.9
Adjusted Op Profit % (1)	8.9%	21.6%	15.7%	19.1%

(1) Excludes $1.8 million of restructuring charges, $1.4 million of net impairment and divestiture gains, and $0.2 million of purchase accounting charges in the third quarter of fiscal 2020 compared to $1.1 million of restructuring charges in the three and nine months ended May 31, 2019. The nine months ended May 31, 2020 excludes $4.0 million of restructuring charges, $3.6 million of net impairment and divestiture gains and $0.4 million of purchase accounting charges.

  Third quarter fiscal 2020 net sales were $92.9 million, 44% lower than the prior fiscal year’s third quarter. Core sales decreased 39% year-over-year, while the net impact of acquisitions and divestitures/strategic exits decreased net sales 7% and the impact of foreign currency increased sales 2%.
  The decrease in revenue is attributable to the sharp and significant decline in demand driven by the COVID-19 pandemic, volatile oil pricing and the anticipated year-over-year service decline in the Middle East.
  Adjusted operating profit margin of 8.9% in the quarter decreased year-over-year primarily due to reduced volume, offset by a decrease in spend.

Corporate Expenses and Income Taxes (excluding restructuring items)

  Corporate expenses from continuing operations for the third quarter of fiscal 2020 were $8.2 million, $1.3 million lower than the comparable prior year period, primarily resulting from lower medical claims, reduced fees for third-party services, lower incentive compensation costs and restructuring actions.
  The third quarter effective income tax rate from continuing operations of approximately -7% was lower than the third quarter fiscal 2019 rate of approximately 19%.

Discontinued Operations

Discontinued operations represent operating results for the divested EC&S segment through the October 31, 2019 completion date of the divestiture as well as the ancillary impacts from certain retained liabilities subsequent to the completion date. During the third quarter of fiscal 2020 we finalized the customary working capital settlement negotiations which provided an additional $1.3 million of proceeds as compared to the previously disclosed sales price. As a result, an additional gain on sale of $0.4 million was recorded through discontinued operations in the current quarter.

Balance Sheet and Leverage
(US$ in millions)
	Period Ended
	May 31, 2020	August 31, 2019	May 31, 2019
Cash Balance	$163.6	$211.2	$201.3
Debt Balance	$286.5	$460.4	$475.2
Net Debt to Adjusted EBITDA**	1.8	1.7	1.8

Net debt at May 31, 2020 was approximately $123 million (total debt of $287 million less $164 million of cash), which is consistent with the prior quarter. Net Debt to Adjusted EBITDA from continuing operations was 1.8x at May 31, 2020. As previously disclosed, the company purchased approximately 500,000 shares in the third quarter of fiscal 2020 at an average price of $19.25 for a total of $9.7 million.

**Adjusted EBITDA from continuing operations is calculated for the twelve months then ended.

Outlook

Given uncertainty related to the duration and magnitude of the COVID-19 global pandemic and the recovery of its core markets, the Company previously withdrew its full year financial guidance.

Mr. Baker said, “We are beginning to see increased business activity as economies gradually reopen in Asia, Europe and the U.S., which has translated into an improved sequential order rate. No region has normalized yet but we now see product order rates at approximately 20% below June of the prior year versus the 30-40% decline we experienced in April and May. While we are encouraged by recent commercial activity and improved order rates, it is still unclear whether current order rates will be sustained as well as when demand and market conditions will normalize to pre-pandemic conditions.”

Mr. Baker continued, “We will continue to navigate these uncertain times by remaining focused on employee safety and managing what we can control to drive long term shareholder value. We are confident in our strategy, which is supported by our strong balance sheet and our dedicated and talented workforce and we believe we are positioned well to succeed as the world recovers from the pandemic.”

Conference Call Information

An investor conference call is scheduled for 10:00 am CT today, June 25, 2020. Webcast information and conference call materials are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and uncertainties, Enerpac Tool Group’s results are subject to risks and uncertainties arising from general economic conditions, the COVID-19 pandemic, including the impact of the pandemic or related government responses on the Company’s business, the businesses of the Company’s customers and vendors, employee mobility, and whether the Company’s business and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations to be halted for some period of time, volatile oil pricing, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2019 and Form 10-Q for the period ended February 29, 2020 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings (loss) per share from continuing operations, adjusted EPS, adjusted operating profit from continuing operations and net debt. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	May 31,	August 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$163,603	$211,151
Accounts receivable, net	93,796	125,883
Inventories, net	78,914	77,187
Assets from discontinued operations	-	285,578
Other current assets	43,515	30,526
Total current assets	379,828	730,325

Property, plant and equipment, net	60,671	56,729
Goodwill	271,169	260,415
Other intangible assets, net	62,833	52,375
Other long-term assets	77,034	24,430

Total assets	$851,535	$1,124,274

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$52,091	$76,914
Accrued compensation and benefits	14,896	26,421
Current maturities of debt	-	7,500
Income taxes payable	6,027	4,838
Liabilities from discontinued operations	-	143,763
Other current liabilities	49,525	40,965
Total current liabilities	122,539	300,401

Long-term debt, net	286,497	452,945
Deferred income taxes	2,466	1,564
Pension and postretirement benefit liabilities	19,649	20,213
Other long-term liabilities	84,102	47,972
Total liabilities	515,253	823,095

Shareholders' equity
Capital stock	16,513	16,384
Additional paid-in capital	192,928	181,213
Treasury stock	(667,732)	(640,212)
Retained earnings	918,623	915,466
Accumulated other comprehensive loss	(124,050)	(171,672)
Stock held in trust	(2,517)	(3,070)
Deferred compensation liability	2,517	3,070
Total shareholders' equity	336,282	301,179

Total liabilities and shareholders' equity	$851,535	$1,124,274

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2020	2019	2020	2019
Net sales	$101,879	$178,095	$381,939	$496,435
Cost of products sold	59,932	96,141	209,211	272,853
Gross profit	41,947	81,954	172,728	223,582

Selling, administrative and engineering expenses	40,766	52,810	142,842	159,364
Amortization of intangible assets	2,174	2,838	6,167	6,989
Restructuring charges	2,448	1,115	6,348	1,132
Impairment & divestiture (benefit) charges	(1,443)	(12,988)	(3,567)	14,031
Operating (loss) profit	(1,998)	38,179	20,938	42,066

Financing costs, net	4,552	7,146	15,911	21,601
Other (income) expense, net	(1,213)	(787)	(1,682)	234
Income (loss) before income tax (benefit) expense	(5,337)	31,820	6,709	20,231

Income tax (benefit) expense	(407)	4,962	1,349	9,030
(Loss) earnings from continuing operations	(4,930)	26,858	5,360	11,201
(Loss) earnings from discontinued operations, net of income taxes	(69)	5,560	(6,076)	6,518
Net (loss) earnings	$(4,999)	$32,418	$(716)	$17,719

(Loss) earnings from continuing operations per share
Basic	$(0.08)	$0.44	$0.09	$0.18
Diluted	(0.08)	0.43	0.09	0.18

(Loss) earnings from discontinued operations
Basic	$-	$0.09	$(0.10)	$0.11
Diluted	-	0.09	(0.10)	0.11

(Loss) earnings per share
Basic	$(0.08)	$0.53	$(0.01)	$0.29
Diluted	(0.08)	0.52	(0.01)	0.29

Weighted average common shares outstanding
Basic	59,826	61,422	60,012	61,232
Diluted	59,826	61,840	60,358	61,701

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2020	2019	2020	2019
Operating Activities
Cash provided by (used in) operating activities	$13,038	$52,505	$(15,703)	$1,191

Investing Activities
Capital expenditures	(2,341)	(8,052)	(10,723)	(23,719)
Proceeds from sale of property, plant and equipment	185	1,297	790	1,349
Lease buyout for divested business	-	-	(575)	-
Proceeds from sale of EC&S segment, net of transaction costs	-	-	209,651	-
Proceeds from sale of IT&S product lines, net of transaction costs	1,500	-	10,226	-
Proceeds from sale of businesses, net of transaction costs	-	-	-	36,159
Cash paid for business acquisitions, net of cash acquired	10	-	(33,434)	-
Cash (used in) provided by investing activities	(646)	(6,755)	175,935	13,789

Financing Activities
Principal repayments on term loan	-	(10,000)	(175,000)	(57,500)
Payment for redemption of term loan	-	(200,000)	-	(200,000)
Proceeds from issuance of term loan	-	200,000	-	200,000
Borrowings on revolver	-	-	100,000	-
Principal payments on revolver	-	-	(100,000)	-
Purchase of treasury shares	(9,715)	-	(27,520)	-
Taxes paid related to the net share settlement of equity awards	(147)	(322)	(4,210)	(1,811)
Stock option exercises & other	97	321	2,985	1,352
Payment of cash dividend	-	-	(2,419)	(2,439)
Payment of debt issuance costs	(234)	(2,125)	(234)	(2,125)
Cash used in financing activities	(9,999)	(12,126)	(206,398)	(62,523)

Effect of exchange rate changes on cash	(2,227)	(2,678)	(1,382)	(1,613)
Net increase (decrease) in cash and cash equivalents	166	30,946	(47,548)	(49,156)
Cash and cash equivalents - beginning of period	163,437	170,388	211,151	250,490
Cash and cash equivalents - end of period	$163,603	$201,334	$163,603	$201,334

Enerpac Tool Group Corp.
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)
	FISCAL 2019					FISCAL 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL TOOLS & SERVICES SEGMENT	$148,655	$149,521	$166,732	$144,607	$609,515	$135,592	$123,361	$92,865	$-	$351,819
OTHER	9,896	10,267	11,363	13,717	45,243	11,082	10,025	9,014	-	30,120
TOTAL	$158,551	$159,788	$178,095	$158,324	$654,758	$146,674	$133,386	$101,879	$-	$381,939

% SALES GROWTH
INDUSTRIAL TOOLS & SERVICES SEGMENT	5%	9%	5%	-6%	3%	-9%	-17%	-44%	0%	-24%
OTHER	-28%	-12%	-3%	5%	-10%	12%	-2%	-21%	0%	-4%
TOTAL	2%	8%	4%	-5%	2%	-7%	-17%	-43%	0%	-23%

OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS
INDUSTRIAL TOOLS & SERVICES SEGMENT	$26,345	$26,596	$35,992	$27,252	$116,185	$25,928	$20,963	$8,228	$-	$55,119
OTHER	(484)	1,091	1,787	1,515	3,910	399	(684)	21	-	(264)
CORPORATE / GENERAL	(10,967)	(11,659)	(9,481)	(9,679)	(41,787)	(11,342)	(10,349)	(8,197)	-	(29,889)
ADJUSTED OPERATING PROFIT	$14,894	$16,028	$28,298	$19,088	$78,308	$14,985	$9,930	$52	$-	$24,966
IMPAIRMENT & DIVESTITURE CHARGES	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	768	1,443	-	3,567
RESTRUCTURING & OTHER EXIT CHARGES (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	(1,929)	(3,292)	-	(7,192)
DEBT MODIFICATION COSTS	-	-	(288)	-	(288)	-	-	-	-	-
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	(202)	(201)	-	(403)
DEPRECIATION & AMORTIZATION TRUE UP (2)	-	-	(1,704)	-	(1,704)	-	-	-	-	-
OPERATING PROFIT (LOSS)	$(8,554)	$12,439	$38,179	$5,450	$47,516	$14,369	$8,567	$(1,998)	$-	$20,938

ADJUSTED OPERATING PROFIT %
INDUSTRIAL TOOLS & SERVICES SEGMENT	17.7%	17.8%	21.6%	18.8%	19.1%	19.1%	17.0%	8.9%	0.0%	15.7%
OTHER	-4.9%	10.6%	15.7%	11.0%	8.6%	3.6%	-6.8%	0.2%	0.0%	-0.9%
ADJUSTED OPERATING PROFIT %	9.4%	10.0%	15.9%	12.1%	12.0%	10.2%	7.4%	0.1%	0.0%	6.5%

EBITDA FROM CONTINUING OPERATIONS
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$3,918	$(4,930)	$-	$5,360
FINANCING COSTS, NET	7,298	7,157	7,146	6,563	28,163	6,729	4,630	4,552	-	15,911
INCOME TAX EXPENSE	66	4,002	4,962	1,626	10,657	950	806	(407)	-	1,349
DEPRECIATION & AMORTIZATION	5,056	4,305	6,109	4,746	20,217	4,779	5,277	5,318	-	15,374
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$14,631	$4,533	$-	$37,994

ADJUSTED EBITDA FROM CONTINUING OPERATIONS (3)
INDUSTRIAL TOOLS & SERVICES SEGMENT	$30,038	$30,153	$40,015	$29,964	$130,171	$28,996	$24,022	$11,906	$-	$64,924
OTHER	337	1,087	1,786	2,395	5,605	1,275	244	926	-	2,445
CORPORATE / GENERAL	(10,930)	(11,422)	(8,311)	(8,919)	(39,584)	(10,825)	(8,272)	(6,249)	-	(25,347)
ADJUSTED EBITDA	$19,445	$19,818	$33,490	$23,440	$96,192	$19,446	$15,994	$6,583	$-	$42,022
IMPAIRMENT & DIVESTITURE CHARGES	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	768	1,443	-	3,567
RESTRUCTURING & OTHER EXIT CHARGES (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	(1,929)	(3,292)	-	(7,192)
DEBT MODIFICATION COSTS	-	-	(288)	-	(288)	-	-	-	-	-
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	(202)	(201)	-	(403)
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$14,631	$4,533	$-	$37,994

ADJUSTED EBITDA %
INDUSTRIAL TOOLS & SERVICES SEGMENT	20.2%	20.2%	24.0%	20.7%	21.4%	21.4%	19.5%	12.8%	0.0%	18.5%
OTHER	3.4%	10.6%	15.7%	17.5%	12.4%	11.5%	2.4%	10.3%	0.0%	8.1%
ADJUSTED EBITDA %	12.3%	12.4%	18.8%	14.8%	14.7%	13.3%	12.0%	6.5%	0.0%	11.0%

Notes:
(1) Approximately $1.8 million of the Q4 fiscal 2019 and $0.8 million of the Q3 fiscal 2020 restructuring & exit charges were recorded in cost of products sold.
(2) Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.
(3) EBITDA represents net earnings (loss) from continuing operations before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon GAAP. The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. The Company has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2019					FISCAL 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (LOSS) (1)
NET (LOSS) EARNINGS (GAAP MEASURE)	$(17,452)	$2,753	$32,418	$(266,864)	$(249,145)	$2,121	$2,162	$(4,999)	$-	$(716)
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(1,029)	1,988	5,560	(263,731)	(257,212)	(4,251)	(1,756)	(69)	-	(6,076)
(LOSS) EARNINGS FROM CONTINUING OPERATIONS	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$3,918	$(4,930)	$-	$5,360
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	23,477	3,543	(13,001)	6,912	20,930	(1,095)	(534)	(975)	-	(2,604)
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	(90)	(148)	(766)	6,262	5,257	1,805	1,675	2,237	-	5,716
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	358	-	358	479	-	-	-	479
NET OF TAX EFFECT
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	165	164	-	329
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	1,302	-	1,302	-	-	-	-	-
OTHER INCOME TAX EXPENSE	-	3,160	3,076	2,709	8,945	-	(74)	-	-	(74)
ADJUSTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS (2)	$6,964	$7,320	$17,827	$12,750	$44,859	$7,561	$5,150	$(3,504)	$-	$9,206

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE (1)
NET (LOSS) EARNINGS (GAAP MEASURE)	$(0.29)	$0.04	$0.52	$(4.38)	$(4.04)	$0.03	$0.04	$(0.08)	$-	$(0.01)
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(0.02)	0.03	0.09	(4.33)	(4.18)	(0.07)	(0.03)	-	-	(0.10)
(LOSS) EARNINGS FROM CONTINUING OPERATIONS	$(0.27)	$0.01	$0.43	$(0.05)	$0.13	$0.11	$0.06	$(0.08)	$-	$0.09
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	0.38	0.06	(0.21)	0.11	0.34	(0.02)	(0.01)	(0.02)	-	(0.05)
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	-	-	(0.01)	0.10	0.09	0.02	0.04	0.04	-	0.09
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	0.01	-	0.01	0.01	-	-	-	0.01
NET OF TAX EFFECT
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	-	-	-	0.01
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	0.02	-	0.02	-	-	-	-	-
OTHER INCOME TAX EXPENSE	-	0.05	0.05	0.05	0.14	-	-	-	-	-
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS (2)	$0.11	$0.12	$0.29	$0.21	$0.73	$0.12	$0.09	$(0.06)	$-	$0.15

FOOTNOTES
Note: The total of the individual quarters may not equal the annual or year-to-date total due to rounding. The continuing operations and discontinued operations earning (loss) per share may not equal total earning (loss) per share due to rounding.
(1) Adjusted earnings (loss) from continuing operations and adjusted diluted earnings (loss) per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon generally accepted accounting principles (GAAP) and should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies. The total of the individual components may not equal due to rounding and the impact of share dilution on the calculation of the net loss per share and discontinued operations per share.
(2) Q3 Fiscal 2020 results included an adjusted loss from continuing operations, therefore adjusted loss per share is not diluted and is, instead, calculated with basic shares.

Contacts

Barb Bolens
EVP and Chief Strategy Officer
262.293.1562